Exhibit 4.1

The Goodyear Tire & Rubber Company,
as Issuer,
and
The Subsidiary Guarantors from time to time party hereto,
as Subsidiary Guarantors

INDENTURE
Dated as of      ,

Wells Fargo Bank, N.A.,
as Trustee

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310(a)	(1)	7.10
(a)	(2)	7.10
(a)	(3)	N.A.
(a)	(4)	N.A.
(b)		7.08; 7.10
(c)		N.A.
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.06
(b)		11.03
(c)		11.03
313(a)		7.06
(b)	(1)	7.06
(b)	(2)	7.06
(c)		11.02
(d)		7.06
314(a)		4.02; 4.03; 11.02
(b)		N.A.
(c)	(1)	11.04
(c)	(2)	11.04
(c)	(3)	N.A.
(d)		N.A.
(e)		11.05
(f)		4.04
315(a)		7.01
(b)		7.05; 11.02
(c)		7.01
(d)		7.01
(e)		6.11
316(a)	(last sentence)	11.06
(a)	(1)(A)	6.05
(a)	(1)(B)	6.04
(a)	(2)	N.A.
(b)		6.07
317(a)	(1)	6.08
(a)	(2)	6.09
(b)		2.05
318(a)		11.01
N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

ii

iii

     INDENTURE dated as of [  ],   among The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), the Subsidiary Guarantors from time to time party hereto and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”).
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:
ARTICLE 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
          “Closing Date” means [  ],   .
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
          “Company Order” means a written order signed in the name of the Company by an Officer of the Company.

          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Depositary” means, with respect to the Securities issuable in whole or in part in global form, the Person specified pursuant to Section 2.13 hereof as the initial Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture and thereafter “Depositary” shall mean or include such successor.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date set forth in:
(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)	statements and pronouncements of the Financial Accounting Standards Board,

(3)	such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.
          “Global Security” when used with respect to any Series of Securities, means a security in the form of a global security in definitive, fully registered form and bearing the legend set forth in Section 2.13(d), which shall be deposited on behalf of the purchasers of Securities of the Series represented thereby with the Securities Custodian or pursuant to the Depositary’s instruction, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
          “Guaranteed Obligations” means the principal of and interest, if any, on the Securities subject to such Guarantee when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations, monetary or otherwise, of the Company under this Indenture (as it relates to such Guarantee and the Securities subject to the Guarantee) and the Securities subject to such Guarantee (including expenses and indemnification).
          “Holder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Indebtedness” has the meaning specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate relating to a particular Series of Securities.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Legal Holiday” means a Saturday, Sunday or other day on which the Trustee or banking institutions are not required by law or regulation to be open in the State of New York.
          “Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.
          “Officers’ Certificate” means a certificate signed by two Officers.

          “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company or a Subsidiary Guarantor, or other counsel who is acceptable to the Trustee.
          “Original Issue Discount Security” means (i) any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof and (ii) any other security which is issued with “original issue discount” within the meaning of Section 1271 through 1275 of the Code.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “principal” of a Security means the principal of such Security (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Securities) plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
          “SEC” means the Securities and Exchange Commission.
          “Securities” means the securities issued under this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.01 and 2.02 hereof.
          “Securities Custodian” means the custodian with respect to a Global Security of any Series of Securities (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.
          “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).
          “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled

(without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:
(1)	such Person,

(2)	such Person and one or more Subsidiaries of such Person, or

(3)	one or more Subsidiaries of such Person.
          “Subsidiary Guarantee” means, with respect to any Series of Securities, each Guarantee of the obligations with respect to such Series of Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture.
          “Subsidiary Guarantor” means, with respect to any Series of Securities, any Subsidiary that has issued a Subsidiary Guarantee of such Series.
          “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Closing Date.
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters, and any other officer of the Trustee to whom a matter arising under this Indenture may be referred.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
          “Wholly Owned Subsidiary” means a Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          SECTION 1.02. Other Definitions.

	Defined in
Term	Section
“Agent Members”	2.13	(g)
“Bankruptcy Law”	6.01
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“legal defeasance option”	8.01	(b)
“Paying Agent”	2.04
“Registrar”	2.04
“Successor Company”	5.01	(a)(1)
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “Commission” means the SEC;
          “indenture securities” means the Securities and the Subsidiary Guarantees;
          “indenture security holder” means a Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)	secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)	the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(9)	the principal amount of any preferred stock shall be (A) the maximum liquidation value of such preferred stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater.
ARTICLE 2
The Securities
          SECTION 2.01. Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series as the Company may authorize from time to time. All Securities of a Series shall be identical except as may be set forth in a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a resolution of the Board of Directors. In the case of Securities of a Series to be issued from time to time, the resolution of the Board of Directors, supplemental indenture or Officers’ Certificate may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters.
          SECTION 2.02. Establishment of Terms of Series of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Section 2.02(a), and either as to such Securities within the Series or as to the Series generally, in the case of Sections 2.02(b) through 2.02(aa)) by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate pursuant to authority granted under a resolution of the Board of Directors:
     (a) the title of the Securities of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);
     (b) the price or prices of the Securities of the Series;

     (c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series);
     (d) the date or dates on which the principal with respect to the Securities of the Series is payable;
     (e) the rate or rates (which may be fixed or variable) at which the Securities of the Series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest, if any, is payable (in the case of Securities in registered form), and the basis upon which such interest, if any, will be calculated if other than that of a 360-day year of twelve 30-day months;
     (f) the currency or currencies in which Securities of the Series shall be denominated, if other than U.S. dollars, and if payments of principal or interest, if any, with respect to the Securities of the Series are to be made in one or more currencies other than that or those in which the Securities of the Series are denominated, the manner in which the exchange rate with respect to such payments will be determined;
     (g) the place or places where the principal and interest, if any, with respect to Securities of such Series shall be payable or the method of such payment, if by wire transfer, mail or other means; the place or places where the Securities of the Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of Securities of the Series and this Indenture may be served;
     (h) the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series may be redeemed, in whole or in part at the option of the Company or otherwise;
     (i) the form of the Securities of the Series, including whether Securities of the Series are to be issued as Securities in registered form or as Securities in bearer form or both and, if Securities in bearer form are to be issued, whether coupons will be attached to them, whether Securities in bearer form of the Series may be exchanged for Securities in registered form of the Series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
     (j) if any Securities of the Series are to be issued as Securities in bearer form or as one or more Global Securities representing individual Securities in bearer form of the Series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary bearer Security of the Series payable with respect to any interest payment date prior to the exchange of such temporary bearer Security for definitive Securities in bearer form of the Series shall be paid to any clearing organization with respect to the portion of such temporary bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities in bearer form of the Series;
     (k) the Company’s obligation, if any, to redeem, purchase or repay the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder of such Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
     (l) the terms, if any, upon which the Securities of the Series may be convertible into or exchanged for the Company’s common stock, preferred stock, other debt securities or Indebtedness, warrants for common stock, preferred stock or other equity securities, or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the manner in which the conversion or exchange price or rate may be adjusted, the conversion or exchange period and any other additional provisions;
     (m) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;
     (n) if the amount of principal or interest, if any, with respect to the Securities of the Series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
     (o) if the principal amount payable at the Stated Maturity of Securities of the Series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
     (p) any changes or additions to Article 8;
     (q) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02 or provable in bankruptcy;
     (r) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the Series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the TIA are applicable and any corresponding changes to provisions of this Indenture as then in effect;
     (s) any addition to or change in the Events of Default with respect to any Securities of the Series and any change in the right of the Trustee or the Holders of such Series of Securities to declare the principal and interest, if any, on such Series of Securities due and payable pursuant to Section 6.02;
     (t) if the Securities of the Series shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for other individual Securities of such Series in definitive registered form, the depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security;
     (u) any Trustee, authenticating agent, Paying Agent, transfer agent or Registrar;
     (v) the applicability of, and any addition to or change in, the covenants, definitions or other terms set forth in the Indenture which applies to Securities of the Series;
     (w) the terms, if any, of any Guarantee of the payment of principal and interest, if any, with respect to Securities of the Series and any corresponding changes to the provisions of this Indenture as then in effect;
     (x) the subordination, if any, of the Securities of the Series or any related Subsidiary Guarantee;
     (y) with regard to Securities of the Series that do not bear interest, the dates for certain required reports to the Trustee;
     (z) any U.S. Federal income tax consequences applicable to the Securities; and
     (aa) any other terms of Securities of the Series (which may modify, amend or delete any provision of this Indenture insofar as it applies to such Series).
          All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the resolution of the Board of Directors, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such resolution of the Board of Directors, supplemental indenture or Officers’ Certificate.
          SECTION 2.03. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication, unless otherwise provided by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate.
          The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in a resolution of the Board of Directors, supplemental indenture or Officers’ Certificate, upon receipt by the Trustee of a Company Order.
          The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the resolution of the Board of Directors, supplemental indenture or Officers’ Certificate delivered pursuant to Section 2.02, except as provided in Section 2.08.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.02, an office or agency where Securities of such Series may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities of such Series may be presented for payment (the “Paying Agent”). The Registrar shall keep a register with respect to each Series of Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided, however, that so long as Wells Fargo Bank, N.A. shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent for each Series of Securities. The term “Paying Agent” includes any additional paying agent.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.
          The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register transfer or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed, or any Securities for a period of 15 days before a selection of an interest payment date. The Holder of a Security may be treated as the owner of such Security for all purposes.
          (b) The Company initially appoints the Trustee as Registrar and Paying Agent for each Series of Securities unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.
          (c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.
          (d) Except as the Company and the Trustee may otherwise agree or as otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, the Company shall promptly file with the Trustee by each January 15th for which original issue discount reporting is required a written notice specifying the amount of the original issue discount, if any, accrued on the Securities of a Series for the previous calendar year, including daily rates and accrual periods, and such other information relating to original issue discount as may be required under the Code and applicable regulations, as amended from time to time.
          SECTION 2.05. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest on the Securities of any Series, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of Holders entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the applicable Series of

Securities or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities of the applicable Series and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.06. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of each Series of Securities.
          SECTION 2.07. Transfer and Exchange. (a) The Securities shall be issued in registered form and shall be transferable only in compliance with the Indenture and upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities of a Series are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of the same Series in other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          (b) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfer or exchanges of Securities selected for redemption in accordance with the terms of this Indenture (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or any Securities for a period of 15 days before an interest payment date.
          Prior to the due presentation for registration of transfer of any Security, the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to the terms of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

          Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same Indebtedness and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
          SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same Series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.
          Every replacement Security is an additional Obligation of the Company.
          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.
          SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to such Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate,

in determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.
          SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities of the same Series upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.
          SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon request. The Trustee shall retain all canceled Securities in accordance with its standard procedures (subject to the record retention requirements of the Exchange Act). The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of cancelled Securities other than pursuant to the terms of this Indenture.
          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on a Series of Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders of such Series of Securities on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder of Securities of such Series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.13. Global Securities.
          (a) Terms of Securities. A Board Resolution, a supplemental indenture or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.
          (b) Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.07 of this Indenture and in addition thereto, and unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, any Global Security shall be exchangeable pursuant to Section 2.07 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary within 120 days of such event, (ii) the Company in its sole discretion notifies the Trustee in writing that such Global Security shall be so exchangeable or (iii) the Depositary so requests, or any beneficial owner thereof requests such exchange in writing delivered through the Depositary, in either case, if an Event of Default with respect to the Securities represented by such Global Security shall have occurred and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.
          (c) Except as provided in Section 2.13(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
          (d) Legend. Any Global Security issued hereunder shall bear such legend as is provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate.
          (e) Acts of Holders. The Depositary, as a Holder, may appoint agents, grant proxies and otherwise authorize Agent Members to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a Holder is entitled to give or take under this Indenture.
          (f) Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.02, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.
          (g) Consents, Declaration and Directions. Except as provided in Section 2.13(e), members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          SECTION 2.14. CUSIP Numbers and ISINs. The Company in issuing any Series of Securities may use “CUSIP” numbers and ISINs (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and ISINs in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice (including a notice of redemption) and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice or notice of redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE 3
Redemption
          SECTION 3.01. Notices to Trustee. If any Series of Securities is redeemable prior to the Stated Maturity thereof and the Company elects to redeem Securities of such Series pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities of such Series to be redeemed and the redemption price.
          Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, the Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions in this Indenture and the Securities of such Series. Any such notice may be cancelled by the Company at any time prior to notice of such redemption being mailed to any Holder of Securities of such Series and shall thereby be void and of no effect unless the Trustee has sent the notice of redemption pursuant to Section 3.03 below.
          SECTION 3.02. Selection of Securities to Be Redeemed. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, if fewer than all the Securities of a particular Series are to be redeemed, the Trustee, subject to the procedures of the Depositary, shall select the Securities of such Series to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities of such Series not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities of such Series that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of

Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          SECTION 3.03. Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company, or the Trustee (at the direction of the Company), shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
          The notice shall identify the Securities to be redeemed and shall state:
          (1) the redemption date;
          (2) the redemption price;
          (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities of such Series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
      (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and
      (7) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN, if any, listed in such notice or printed on the Securities.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
          SECTION 3.04. Effect of Notice of Redemption. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, once notice of redemption is mailed to Holders, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date if the redemption date is after a regular record date and on or prior to the interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. Interest, if any, shall cease to accrue on Securities or portions thereof called for redemption on and after the date the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE 4
Covenants
          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest, if any, on each Series of Securities on the dates and in the manner provided in such Series of Securities and in this Indenture. Principal and interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest, if any, then due.
          SECTION 4.02. SEC Reports. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of Section 314(a) of the TIA. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such does not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.03).

          SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate signed by a Financial Officer complying with TIA § 314(a)(4) stating (i) that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made with a view to determining whether the Company and the Subsidiary Guarantors have fulfilled their obligations under this Indenture and (ii) that, to the knowledge of such Financial Officer, no Default or Event of Default occurred during such period (or, if a Default or Event of Default hereunder shall have occurred, describing all such Defaults or Events of Default hereunder of which such Financial Officer may have knowledge and what action the Company has taken, is taking and/or proposes to take with respect thereto).
          SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
ARTICLE 5
Successor Company
          SECTION 5.01. When Company May Merge or Transfer Assets. (a) Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, the Company shall not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to, any Person, unless:
     (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
     (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and
     (3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
          (b) The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture (as modified or supplemented by a resolution of the Board of Directors, supplemental indenture or an

Officers’ Certificate), and the predecessor Company, other than in the case of a lease, shall be released from the obligation to pay the principal of and interest, if any, on the Securities.
          (c) Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, the Company shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, in one or a series of related transactions, to any Person unless:
     (1) except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any other jurisdiction under which such Subsidiary Guarantor was organized, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;
     (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and
     (3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
     (d) Notwithstanding the foregoing:
     (1) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and
     (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any State thereof or the District of Columbia to realize tax or other benefits.
ARTICLE 6
Defaults and Remedies
          SECTION 6.01. Events of Default. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, each of the following constitutes an “Event of Default” with respect to each Series of Securities:
     (1) the Company defaults in any payment of interest on any Security of that Series when the same becomes due and payable, and such default continues for 30 days;
     (2) the Company defaults in the payment of principal of any Security of that Series when the same becomes due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;
     (3) the Company or any Subsidiary Guarantor fails to comply with its obligations under Section 5.01;
     (4) the Company fails to comply with its covenants or agreements with respect to the Securities of that Series contained in such Securities or in this Indenture (other than those referred to in clauses (1), (2), or (3) above) and such failure continues for 60 days after the notice from the Trustee or the Holders specified below;
     (5) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (7) with respect to any Series of Securities that has the benefit of Subsidiary Guarantees, any such Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any applicable Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under this Indenture or any such Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified below.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether such Event of Default is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          Notwithstanding the foregoing, unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, a default under Section 6.01(4) or 6.01(7) (and under Section 6.01(7) only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) shall not constitute an Event of Default with respect to any Series of Securities until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities of that Series notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within any applicable time specified in Section 6.01(4) or 6.01(7) hereof after receipt of such notice.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under Section 6.01(7) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 6.01(4), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(5) or 6.01(6)) occurs and is continuing with respect to any Series of Securities, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the outstanding Securities of that Series by notice to the Company and the Trustee may declare the principal of and accrued but unpaid interest, if any, on all the Securities of that Series to be due and payable. Upon such a declaration, such principal and interest, if any, will be due and payable immediately. If an Event of Default specified in Section 6.01(5) or 6.01(6) with respect to the Company occurs, the principal of and interest, if any, on all the Securities of each Series shall become immediately due and payable without any declaration or other act on the part of the Trustee or any

Holders. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may rescind an acceleration of that Series of Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Series of Securities have been cured or waived except nonpayment of principal of or interest, if any, on all Securities of that Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing with respect to any Series of Securities, the Trustee may pursue any available remedy to collect the payment of principal of or interest, if any, on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any Series by notice to the Trustee may waive an existing Default and its consequences with respect to such Series of Securities except (a) a Default in the payment of the principal of or interest, if any, on a Security of that Series, (b) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of any Series may, with respect to that Series of Securities, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of Securities of such Series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), subject to Section 7.01, or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Subject to Section 7.01, if an Event of Default has occurred and is continuing with respect to a Series of Securities, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of such Series of Securities, unless such Holders have offered to the Trustee indemnity satisfactory to the

Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal of or interest, if any, on a Security of any Series when due, no Holder of Securities of such Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:
     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing with respect to that Series;
     (2) the Holders of at least 25% in principal amount of the outstanding Securities of that Series make a written request to the Trustee to pursue the remedy;
     (3) such Holder or Holders of Securities of that Series offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
     (5) the Holders of a majority in principal amount of the Securities of that Series do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Holder of Securities of any Series may not use this Indenture to prejudice the rights of another Holder of that Series or to obtain a preference or priority over another Holder of that Series.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6 with respect to any Series of Securities, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.07 with respect to such Series of Securities;
     SECOND: to Holders for amounts due and unpaid on the Securities of that Series for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of that Series for principal and interest, if any, respectively; and
     THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities of any Series.
          SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing with respect to any Series of Securities, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
          (b) Except during the continuance of an Event of Default with respect to any Series of Securities:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of that Series, as modified or supplemented by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may, with respect to the Securities of that Series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.
          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.
          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein.
          (h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct;
          (i) Except for a default under Sections 6.01(1) or (2) hereof, the Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default with respect to the Securities of any Series unless a Trust Officer shall have received from the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding of such Series of Securities written notice thereof at its address set forth in Section 11.02 hereof, and such notice references such Securities and this Indenture. In the absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.
          (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
          (l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and is actually known to a Trust Officer, the Trustee shall mail to each Holder of Securities of such Series notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of or interest (if any) on any Security of any Series (including payments pursuant to the redemption provisions of such Security), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders of that Series of Securities.
          SECTION 7.06. Reports by Trustee to Holders. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, at the expense of the Company, as promptly as practicable after each January 1 beginning with January 1, 2011, and in any event prior to March 1 in each such year, the Trustee shall mail to each Holder a brief report dated as of such January 1 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).
          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed to in writing from time to time by the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee, its agents, representatives, officers, directors, employees and attorneys against any and all loss, liability or expense (including reasonable compensation and expenses, disbursements and advances of the Trustee’s counsel) incurred by it in connection with the administration of this trust and the performance of its duties or in connection with the exercise or performance of any of its rights or powers hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation in such defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel reasonably acceptable to the Company, provided, however, that the Company shall not be required to pay such fees and expenses if the Company assumes such defense unless there is a conflict of interest between the Company and the Trustee in connection with such defense as determined by Trustee in consultation with counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the

Trustee other than money or property held in trust to pay principal of and interest, if any, on particular Securities.
          The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to any Series of Securities by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with respect to such Series of Securities. The Company shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities of any Series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee with respect to any Series of Securities shall mail a notice of its succession to Holders of Securities of that Series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of that Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA Section 310(b), any Holder of Securities of any Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to that Series of Securities.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any Series of Securities and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) Unless otherwise provided for in a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, when (1) the Company delivers to the Trustee all outstanding Securities of a Series (other than Securities replaced pursuant to Section 2.08) for cancellation or (2) all outstanding Securities of a Series have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations sufficient to pay at maturity or upon redemption all outstanding Securities of such Series, including premium, if any, and interest, if any, thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Company pays all other sums payable under this Indenture by the Company, then this Indenture with respect to such Series shall, subject to Section 8.01(c), cease to be of further effect with respect to such Series of Securities. Upon satisfaction of the above conditions, the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such Series of Securities.
          (b) Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities of a Series and this Indenture with respect to such Series of Securities (“legal defeasance option”) or (2) with respect to a Series of Securities, its obligations under Section 4.02 and the operation of Sections 6.01(5) and 6.01(6) (but, in the case of Sections 6.01(5) and 6.01(6), with respect only to Significant Subsidiaries) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option with respect to a Series, payment of the Securities of such Series may not be accelerated because of an Event of Default with respect to such Series. If the Company exercises its covenant defeasance option with respect to any Series of Securities, payment of the Securities of such Series may not be accelerated because of an Event of Default with respect to such Series specified in Section 6.01(4) (with respect only to the Company’s obligations under Section 4.02) and Sections 6.01(5) and 6.01(6) (in the case of Section 6.01(5) and 6.01(6), with respect only to Significant Subsidiaries). In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.
          Upon satisfaction of the conditions set forth herein and upon request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article 8 shall survive with respect to any Series of Securities until the Securities of such Series have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.
          SECTION 8.02. Conditions to Defeasance. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, the Company may exercise its legal defeasance option or its covenant defeasance option with respect to any Series of Securities only if:

     (1) the Company irrevocably deposits in trust with the Trustee money in U.S. dollars in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient to pay the principal of and interest, if any, in respect of the Securities of such Series to redemption or maturity, as the case may be;
     (2) the Company delivers to the Trustee a certificate from a nationally recognized investment bank, appraisal firm or firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest, if any, when due on all the Securities of that Series to maturity or redemption, as the case may be;
     (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Sections 6.01(5) or (6) with respect to the Company occurs which is continuing at the end of the period;
     (4) the deposit does not constitute a default under any other material agreement binding on the Company;
     (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities of such Series at a future date in accordance with Article 3.

          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it in respect of a Series of Securities pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations, as the case may be, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest, if any, on the Securities of such Series.
          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture and each Subsidiary Guarantee with respect to such Series of Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities of a Series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities of any Series without notice to or consent of any Holder:
     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under this Indenture in compliance with Article 5;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Securities of such Series or to confirm and evidence the release, termination or discharge of any such Guarantee when such release, termination or discharge is permitted under this Indenture;
     (5) to add to the covenants of the Company for the benefit of the Holders of such Series of Securities or to surrender any right or power herein conferred upon the Company;
     (6) to make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of this Indenture;
     (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (8) to make any amendment to the provisions of this Indenture relating to form, authentication, transfer and legending of such Series of Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in such Securities being transferred in violation of the Securities Act or any other applicable securities law and (B) such amendment does not materially affect the rights of Holders to transfer such Securities;
     (9) to convey, transfer, assign, mortgage or pledge as security for the Securities of such Series any property or assets;
     (10) in the case of subordinated Securities, to make any change in the provisions of this Indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);
     (11) to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (B) become effective only when there is no such Security outstanding; and

     (12) to establish the initial form, authentication, transfer, legending or terms of Securities and coupons of any Series pursuant to Article 2.
          After an amendment under this Section becomes effective, the Company shall mail to Holders of each Series of Securities to which such amendment applies a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture with respect to any Series of Securities with the written consent of the Holders of at least a majority in principal amount of the Securities of such Series then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange for Securities of such Series). Any existing Default or compliance with any provisions of this Indenture with respect to any Series of Securities may be waived with the consent of the Holders of at least a majority in principal amount of the Securities of that Series then outstanding voting as a single class, subject to the restrictions of Section 6.04 and this Section 9.02. Notwithstanding the foregoing, without the consent of each Holder affected thereby, an amendment or waiver may not:
     (1) reduce the amount of Securities of any Series whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal of or extend the Stated Maturity of any Security;
     (4) reduce the premium, if any, payable upon the redemption of any Security or change the time at which such Security may be redeemed;
     (5) make any Security payable in money or securities other than that stated in such Security;
     (6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
     (7) in the case of any subordinated Securities, or coupons appertaining thereto, make any change in the provisions of this Indenture relating to subordination that adversely affects the rights of any Holder under such provisions;
     (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

     (9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders.
          (b) It shall not be necessary for the consent of the Holders of any Series to which an amendment applies under this Section to approve the particular form of such proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section becomes effective, the Company shall mail to Holders of any Series to which such amendment applies a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities of any Series unless such consideration is offered to be paid to all Holders of such Series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Subsidiary Guarantees
          SECTION 10.01. Guarantees. (a) Notwithstanding any provision in this Article 10 to the contrary, the provisions of this Article 10 shall be applicable only to, and inure solely to the benefit of, any Series of Securities designated, pursuant to Section 2.02, to be entitled to the benefits of Subsidiary Guarantees of the Subsidiary Guarantors provided for in such Series of Securities.
          (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of all of the Guaranteed Obligations of such Subsidiary Guarantor, jointly with the other Subsidiary Guarantors and severally. Each of the Subsidiary Guarantors further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation. Each of the Subsidiary Guarantors waives presentment to, demand of payment from and protest to the Company or any Subsidiary Guarantor of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all similar formalities.
          (c) Each of the Subsidiary Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder to any security held for the payment of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Trustee or any Holder in favor of the Company.
          (d) Except for termination of a Subsidiary Guarantor’s obligations hereunder or a release of such Subsidiary Guarantor pursuant to Section 10.06, to the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy under the provisions of this Indenture or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Indenture or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement; (iii) any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations of such Subsidiary Guarantor; or (iv) any other act or omission that may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Guarantor).
          (e) To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Guaranteed Obligations of such Subsidiary Guarantor or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary Guarantor, other than the indefeasible payment in full in cash of all the Guaranteed Obligations of such Subsidiary Guarantor. The Trustee may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any Subsidiary Guarantor or exercise any other right or remedy available to them against the Company or any Subsidiary Guarantor, in each case without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations of such Subsidiary Guarantor have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor, as the case may be.
          (f) Each of the Subsidiary Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation of such Subsidiary Guarantor is rescinded or must otherwise be restored by the Trustee upon the bankruptcy or reorganization of the Company, any other Subsidiary Guarantor or otherwise.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this

Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. Unless otherwise provided for a particular Series of Securities by a resolution of the Board of Directors, a supplemental indenture or an Officers’ Certificate, a Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) with respect to a Series of Securities:
     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor; or
     (3) upon the exercise by the Company of its legal defeasance option or its covenant defeasance option with respect to such Series of Securities or if the Obligations of the Company under the Indenture and such Series of Securities are discharged pursuant to Article 8;

provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company and (ii) such sale or disposition is otherwise permitted by this Indenture.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
          SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee with respect to any Series of Securities shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor of such Series of Securities in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors of such Series of Securities at the time of such payment determined in accordance with GAAP.
ARTICLE 11
Miscellaneous
          SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
          if to the Company or any Subsidiary Guarantor:
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316
fax: 330-796-2222
Attention of Treasurer
          if to the Trustee:
Wells Fargo Bank, N.A.
230 West Monroe Street, Suite 2900
Chicago, Illinois 60606
fax: 312-726-2158
Attention of Wells Fargo Corporate Trust Services
          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities of any Series. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee, to the extent reasonably requested by the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with (provided, however, that such counsel may rely as to matters of fact on Officers’ Certificates).
          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate (other than a certificate delivered pursuant to Section 4.03) or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
          SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
          SECTION 11.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities of any Series or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE GOODYEAR TIRE & RUBBER COMPANY
by
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee,
by
Name:
Title:

2

SUBSIDIARY GUARANTORS CELERON CORPORATION
by
Name:
Title:

DAPPER TIRE CO., INC.
by
Name:
Title:

DIVESTED COMPANIES HOLDING COMPANY
By
Name:
Title:

By
Name:
Title:

3

DIVESTED LITCHFIELD PARK PROPERTIES, INC.
By
Name:
Title:

By
Name:
Title:

GOODYEAR CANADA INC.
By:
Name:
Title:

By:
Name:
Title:

GOODYEAR EXPORT INC.
By:
Name:
Title:

4

GOODYEAR FARMS, INC.
By:
Name:
Title:

GOODYEAR INTERNATIONAL CORPORATION
By:
Name:
Title:

GOODYEAR WESTERN HEMISPHERE CORPORATION
By:
Name:
Title:

5

WHEEL ASSEMBLIES INC.
By:
Name:
Title:

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC
By:
Name:
Title:

WINGFOOT VENTURES EIGHT INC.
By:
Name:
Title:

6